                     AMENDMENT NO. 3 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                    AMERICAN CENTURY INTERNATIONAL BOND FUND
                        AMERICAN CENTURY INVESTMENT TRUST
                    AMERICAN CENTURY TARGET MATURITIES TRUST
                   AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS

         THIS AMENDMENT NO. 3 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES
PLAN is made as of the 1st day of July, 2002, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and
Individual Shareholder Services Plan dated August 1, 1997, amended June 29,
1998, August 1, 2001 and December 3, 2001 (the "Plan"); and

         WHEREAS, American Century Investment Trust has added a new fund,
High-Yield Fund; and

         WHEREAS, the parties desire to amend the Plan to add High-Yield Fund.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         2. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by the amendment dated June 29, 1998, Amendment No. 1, Amendment No. 2 and this
Amendment No. 3.

         3. In the event of a conflict between the terms of this Amendment No. 3 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 3 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 3, the parties hereby confirm and ratify the Plan.

         4. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first above written.

                                    American Century Government Income Trust
                                    American Century International Bond Fund
                                    American Century Investment Trust
                                    American Century Target Maturities Trust
                                    American Century Quantitative Equity Funds

                                    BY:  /s/Charles A. Etherington
                                         Charles A. Etherington
                                         Vice President of each of the Issuers

                                   SCHEDULE A

                       Funds Offering Advisor Class Shares

-------------------------------------------------------------------------------------------------------------------
Issuer and Fund(s)                                                                          Date Plan Adopted
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American Century Government Income Trust
*        Ginnie Mae Fund (formerly GNMA Fund)                                                August 1, 1997
*        Treasury Fund (formerly Intermediate-Term Treasury Fund)                            August 1, 1997
*        Government Bond Fund (formerly Long-Term Treasury Fund)                             August 1, 1997
*        Short-Term Government Fund                                                          August 1, 1997
*        Inflation-Adjusted Bond Fund (formerly Inflation-Adjusted Treasury Fund)            August 1, 1997

American Century International Bond Funds
*        International Bond Fund                                                             August 1, 1997

American Century Investment Trust
*        Prime Money Market Fund                                                             April 1, 1998
*        Diversified Bond Fund                                                               August 1, 2001
*        High-Yield Fund                                                                     July 1, 2002

American Century Target Maturities Trust
*        Target 2005 Fund                                                                    August 1, 1997
*        Target 2010 Fund                                                                    August 1, 1997
*        Target 2015 Fund                                                                    August 1, 1997
*        Target 2020 Fund                                                                    August 1, 1997
*        Target 2025 Fund                                                                    August 1, 1997
*        Target 2030 Fund                                                                    December 18, 2000

American Century Quantitative Equity Funds
*        Equity Growth Fund                                                                  August 1, 1997
*        Income & Growth Fund                                                                August 1, 1997
*        Global Gold Fund                                                                    August 1, 1997
*        Global Natural Resources Fund                                                       August 1, 1997
*        Small Cap Quantitative Fund                                                         June 29, 1998
*        Utilities Fund                                                                      August 1, 1997
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By:    /s/Charles A. Etherington
Name:  Charles A. Etherington
Title: Vice President
Date:  July 1, 2002